                      CONSULTING AGREEMENT


     This consulting agreement (the "Agreement") is entered into this 27th day of February, 2002 by Alfa International Corp., a corporation organized under the laws of the State of New Jersey ("Alfa"), Ty-Breakers Corp., a corporation organized under the laws of the State of New York ("Ty-Breakers"), and Contact Sports, Inc., a corporation organized under the laws of the State of New York ("Contact") all of whom maintain their offices at 107 Industrial Drive, Jersey City, New Jersey 07305, on the one hand, and B&G Consulting Corp., a corporation organized under the laws of the State of New York ("B&G"), which maintains its office at 100 St. Mary's Avenue, 3rd Floor, Staten Island, N.Y. 10305 ("B&G"), on the other hand. Alfa, Ty-Breakers and Contact are sometimes referred to herein as the "Companies" and Alfa, Ty-Breakers, Contact and B&G are sometimes referred to herein as a "Party" or the "Parties".


                       W I T N E S E T H :


     WHEREAS Alfa is a holding company and a publicly traded corporation, whose common stock is quoted on NASDAQ's OTC
Electronic Bulletin Board under the symbol "TYBR", and

     WHEREAS with the assistance of B&G Alfa has, as generally described in Alfa's Report on Form 8-K dated 9/26/01 attached hereto as Exhibit A, acquired Contact, and

     WHEREAS Ty-Breakers and Contact are now both wholly owned subsidiaries of Alfa, and

     WHEREAS Alfa is now desirous of further developing its business through (I) the international expansion of Ty-Breakers' and Contact's marketing efforts, (II) trade finance, factoring and capital raising activities, and (III) further acquisitions of companies synergistic with Contact and/or Ty-Breakers
(collectively, the "Targets"), and

     WHEREAS B&G has expertise in (1) the structuring of mergers & acquisitions, (2) international markets & marketing to and sourcing vendors from such international markets, (3) the equity capital and financial markets and (4) debt structuring and factoring, and

     WHEREAS B&G has agreed to act as the Company's consultant for the matters covered by this Agreement, and

     WHEREAS B&G understands and acknowledges the importance of maintaining the secrecy and confidentiality of all information relating to or concerning Contact and its products and plans, including but not limited to: marketing plans, drawings, prototypes, products, documents, manuals, notes, photographs,

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customer lists, customer notes, sales materials, customer
proposals, sales orders, things and information, whether oral or written, relating to Contact or its products as well as all other confidential information, financial or otherwise, relating to Alfa, the Companies and Targets (the "Proprietary Information"), and

     WHEREAS B&G has received and is desirous of receiving confidential information relating to Contact and other confidential information relating to Alfa, Ty-Breakers and the Targets, including the Proprietary Information, and

     WHEREAS B&G has, prior to the date hereof, and on a continuing basis to date, provided corporate finance advice to Alfa, and management consulting and international marketing advice to the Companies without compensation and B&G agrees to continue to provide such services and advice during the Term (as hereinafter defined) to Alfa, Ty-Breakers, Contact (and should Alfa acquire any of the Targets) to the Targets, relating to among other things:

     (a) the corporate structure and advisability of future acquisitions by Alfa of one or more of the Targets.

     (b) identifying and structuring transactions and conducting appropriate due diligence reviews thereof for suitable
          Targets

     (c) advising and assisting Contact in securing a relationship with a reputable factor for the purpose of financing
          Contact's growth through accounts receivable financing

     (d) advising and assisting Alfa as necessary in its capital raising activities, including but not limited to introducing Alfa to appropriate registered broker/dealers for the purpose of selling Alfa's proposed private equity placements

     (e) the provision of marketing and consulting advice to Contact and Ty-Breakers with respect to

          (1) marketing and/or licensing of its products outside the United States,
          (2) obtaining a license agreement with the National Hockey League and/or with the European Professional Basketball Association,
          (3) contracting with a professional basketball player as a spokesperson for Contact,
          (4) securing reliable international vendors for the
              offshore production of Contact's products, and
          (5) the direct marketing of Contact's and Ty-Breakers
              products in Russia and via Russian National
              television.

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     (f) the licensing by Contact (both inside and outside the
         U.S.) of it's brand for a children's line and a women's line.

     (g) consulting on such other matters, as the Parties deem desirable and advisable.

     NOW THEREFORE, for and in consideration of the compensation to be paid and the services previously rendered and to be rendered under the terms of this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Parties, the Parties hereto covenant and agree as follows:

     1. Preamble. The above stated preamble clauses are all incorporated herein as if fully set forth in the body of this Agreement.

     2. Term. The term of this Agreement (the "Term") shall be for three years beginning on the first day of March 2002 unless otherwise terminated in accordance with the provisions of this Agreement. Either Party may terminate this Agreement (and the Term) at any time prior to the expiration of the Term for any reason whatsoever, but no such termination shall deprive B&G of its rights to its compensation as described in Sections 4 and 7 and as limited by Section 8 hereof. Any Party desiring to terminate this Agreement prior to the expiration of the Term may do so by giving the other Party thirty (30) days written notice of its intention to do so in accordance with the provisions of section 17 hereof. In such event this Agreement and the Term shall be terminated as of the effective date stated in such notice.

     3. Catalogs & Samples. Contact and Ty-Breakers agree to provide B&G with 50 copies of their product catalogs and with product samples as the Parties deem necessary or required. B&G will arrange for a presentation of the Contact and Ty-Breakers product lines to Ms. Aida Todd at the government owned Russian Television Network for inclusion in its "Show Channel" which is the Russian version of the "home shopping network".

     4. B&G's Obligations. Contact has disclosed certain portions of the Proprietary Information to B&G and agrees to disclose to B&G such further portions of the Proprietary Information which, in the sole judgment of Contact, is necessary to enable B&G to determine the needs and requirements of Contact. B&G agrees to exert its best efforts to assist Alfa and Contact in accomplishing the following:

     (i) to locate a suitable corporation in the apparel marketing and/or manufacturing business (the "Licensee"), which Licensee will be acceptable to Contact, and to negotiate on behalf of Contact a definitive marketing and manufacturing rights agreement (the License Agreement") with such Licensee whereby such Licensee will be granted the exclusive worldwide marketing & manufacturing rights for a children's (age 3 to 10) product line bearing the Contact Sports brand. The License Agreement will stipulate that Contact will be paid a royalty on all sales of licensed product subject to the License Agreement, will contain such terms as are usual and customary in such agreements and will be entered into at the sole discretion of Contact. If such royalties are paid to Contact during the Term then B&G shall be entitled, in addition to the compensation set forth in
          Section 7 hereof, to ten percent (10%) of each such royalties.

     (ii) to locate a suitable corporation in the apparel marketing and/or manufacturing business (the "Licensee"), which Licensee will be acceptable to Contact, and to negotiate on behalf of Contact a definitive marketing and manufacturing rights agreement (the License Agreement") with such Licensee whereby such Licensee will be granted the exclusive worldwide marketing & manufacturing rights for a women's and girls product line bearing the Contact Sports brand. The License Agreement will stipulate that Contact will be paid a royalty on all sales of licensed product subject to the License Agreement, will contain such terms as are usual and customary in such agreements and will be entered into at the sole discretion of Contact. If such royalties are paid to Contact during the Term then B&G shall be entitled, in addition to the compensation set forth in Section 7 hereof, to ten percent (10%) of each such royalties.

    (iii) to assist Alfa in its capital raising activities.

     (iv) to assist Contact in its financing activities

     5. Financial Disclosure by Alfa. The Companies agree to disclose to B&G such corporate and financial information, some of which may be material non-public information, about their past and present operations and future plans to allow B&G to develop a corporate structure and strategy to accomplish Alfa's objectives.

     6. Non-Disclosure by B&G. B&G agrees to treat as confidential any and all information, including the Proprietary
Information, obtained from the Companies pursuant to this Agreement, and to that end B&G further agrees:

     (a) except in the interest of fulfilling their obligations under this Agreement, to not disclose the Proprietary Information (which the Parties acknowledge may include material non-public information, financial or otherwise, pertaining to Alfa), or any portion thereof to third parties; and

     (b) to keep any and all of the Proprietary Information obtained under this Agreement in strict confidence and to segregate the Proprietary Information in a safe and secure location to which only persons authorized herein to use such information have access; and

     (c) to insure that the Proprietary Information, or any portion thereof, is disclosed only to those employees of B&G who have a need to know the Proprietary Information and to advise those employees to whom the Proprietary Information is disclosed of its confidential nature and of B&G's obligation to treat such Proprietary Information as confidential and to the extent such employees are likewise obligated to maintain such Proprietary Information in confidence in accordance with the terms of this Agreement.

          6.1 B&G shall be responsible for the acts or omissions of any of its employees, affiliates or agents to whom B&G shall disclose the Proprietary Information or any portion thereof and B&G hereby warrants and guarantees the full and substantial performance by such employees, affiliates or agents of the terms, conditions and obligations of confidentiality of this Agreement.

          6.2 B&G agrees not to use the Proprietary Information, or any portion thereof, for any purpose other than that contemplated by this Agreement.

          6.3 B&G agrees that at the end of the Term, or if any of the Companies at any time during the Term notifies B&G or if B&G at any time during the Term notifies any of the Companies, of their or its election to terminate this Agreement, then B&G shall return to Alfa within two weeks of such notification any and all of the Proprietary Information provided to B&G by the Companies, and B&G shall destroy all records of B&G, which refer to or relate to the Proprietary Information disclosed to B&G under this Agreement, and B&G shall affirm such record destruction in writing to Alfa.

          6.4 The Companies agree that the obligations of B&G under this Agreement with respect to the confidentiality of the Proprietary Information shall not be applicable to any information disclosed by the Companies to B&G which:

          (a) is already in the possession of B&G from sources other than from the Companies, provided that within twenty days after the receipt by B&G of information from the Companies under this Agreement, B&G notify Alfa in writing of the existence and nature of such information in its possession from such other sources and furnish Alfa with copies of the documents relied upon; or

          (b) is generally known to and readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use at the time of disclosure of the Proprietary

Information by the Companies to B&G, or which thereafter, through no act or failure of B&G, becomes generally known to and readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use; or

          (c) is disclosed to B&G by a third party not under an obligation to maintain the information in confidence.

     If any part of the information disclosed by the Companies to B&G should ever meet any of the criteria established in the above sub-paragraphs 6.4(a), (b) or (c), such shall not affect B&G's continuing obligation to maintain in confidence in accordance with the terms of this Agreement any other part of the Proprietary Information which does not meet such criteria.

          6.5 The Parties understand and agree that no license(s) or rights are granted under this Agreement to any aspect of the Proprietary Information or the like, other than for the limited purposes contemplated by this Agreement.

          6.6  Title to and ownership of the Proprietary
Information shall at all times remain with Contact, Ty-Breakers, Alfa or the Targets, as the case may be.

          6.7 If the Companies, or any one of them, in their sole discretion, determine that B&G is neglecting or failing to perform or observe any of its obligations of confidentiality under this Agreement with respect to the Proprietary Information, then, immediately upon notification from the Companies (or any one of them), B&G shall return the Proprietary Information to Alfa, and B&G shall comply with the requirements of section 6.3 hereof.


     7. Compensation. The Parties to this Agreement acknowledge and agree:

          (a) that B&G has rendered services to the Companies prior to the date of this Agreement, which services include but are not limited to (i) assistance with the selection, structuring & closing of the acquisition of Contact by Alfa; (ii) the introduction of [name withheld], a registered broker dealer ("Dealer") to Alfa; (iii) structuring of the "Private Placement" of 150 Units of Alfa's securities as described in the Subscription Booklet attached hereto as Exhibit B; and (iv) assistance in negotiations with Dealer regarding Dealer's acting as a "selected dealer" for the Private Placement.

          (b) that Alfa shall, subject to the provisions of Section 8 hereof, compensate B&G for its work under this Agreement by paying B&G the sum of three hundred sixty thousand dollars ($360,000) during each year of the Term. If this Agreement (and the Term) is terminated early in accordance with the provisions of
              Section 2 hereof, then Alfa shall, subject to the provisions of Section 8 hereof, only be liable to pay B&G such proportional amount thereof as shall have accrued based upon a 365 day year.

          (c) that the compensation mentioned in Section 7(b) hereof to be paid by Alfa to B&G under the provisions of this Agreement shall represent full payment for all services rendered by B&G to any and all of the Companies or the Targets (i) prior to the date of this Agreement and (ii) during the Term except as required by Sections 4(i), 4(ii) and 7(d) hereof,

          (d) that additionally Alfa shall during the Term compensate B&G in accordance with the Lehman formula (5, 4, 3, 2, 1 ) for any acquisition of a Target which was arranged and/or introduced to Alfa by B&G .

          (e) in the event of the termination of this Agreement prior to the expiration of the Term, then, subject to the conditions set forth in Section 8 hereof, all compensation due to B&G which remains unpaid, if any, shall immediately become due and payable.


     8. Limitations on Compensation. Notwithstanding anything to the contrary contained anywhere else in this Agreement, the Parties agree as follows:

          (a) This Agreement does not obligate Alfa or any of the Companies or Targets to enter into any merger or acquisition agreement. Any merger or acquisition that Alfa, the Companies or the Targets may consummate shall be at the sole discretion of Alfa, the Companies, or the Targets, as the case may be, and

          (b) The parties acknowledge that in order to continue operations Alfa (and the Companies) are dependent upon the sale of Units to be sold in the Private Placement. The Parties therefore acknowledge and agree that the compensation specified in Section 7(b) above is contingent upon such sale and such compensation shall only become due and payable to B&G upon completion of or in proportion to such sale of Units by Alfa (or after the first year of the Term, in proportion to Alfa's positive cash flow from operations) and the receipt by Alfa of (i) funds from such sales of Units or (ii) positive cash flow from such operations. The Parties agree that the timing of the payment of such compensation within the Term will be agreed upon by the Parties and will give due deference to Alfa's cash position and operational cash flow situation as determined by Alfa's management at the time.

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          (c) Under that certain promissory note dated January 15,
2001 between Continental Consulting Group, Inc., a New York corporation ("Continental") and Alfa (the "Note") attached hereto as Exhibit C, Continental is obligated to pay Alfa $66,625 plus accrued interest thereon. The principals of B&G are also the principals of Continental. The Parties hereto agree that the total amount due under the Note will be deducted from the compensation, if any, due to B&G under this Agreement and will be used to pay the Note in full. Nothing in this paragraph 8(c) shall be deemed to modify the Note or Continental's obligations under the Note in any manner whatsoever.

     9. Governing Law; Jurisdiction; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be entirely performed therein and without regard to principles of conflict of laws. Any litigation based hereon, or arising out of, under or in connection with this Agreement shall be brought and maintained exclusively in the courts of the State of New York or in the United States District Court for the Southern District of New York. Each of Alfa, Ty-Breakers, Contact and B&G hereby expressly and irrevocably submit to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York for the purpose of any such litigation set forth above. Each of Alfa, Ty-Breakers, Contact and B&G hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which they have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.


     10. Assignment; Binding Nature; No Beneficiaries. This Agreement may not be assigned by any Party hereto without the written consent of the other Parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than to the Parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns.

     11. Counterparts. For the convenience of the Parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

     12. Amendment. This Agreement may be modified or amended only by an instrument in writing, duly executed by the Parties.

     13. Nonwaiver. No waiver by any Party of any term, provision, covenant, representation or warranty contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the Party against which such waiver is to be enforced; no waiver shall be deemed or construed as a further or continuing waiver of any such term, provision, covenant, representation or warranty (or breach) on any other occasion or as a waiver of any other term, provision, covenant, representation or warranty (or the breach of any other provision) contained in this Agreement on the same or any other occasion.

     14. Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part thereof.

     15. Construction. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation," whether or not expressed, (iv) any reference herein to a Section refers to a Section of this Agreement, unless otherwise stated, (v) when calculating a period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a business day, then the period shall end on the next day which is a business day, and (vi) except as otherwise expressly provided herein, all dollar amounts are expressed in United States funds.

     16. Entire Agreement. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior representations, agreements and understandings, both written and oral, among the Parties with respect to such subject matter.

     17. Notices. Unless otherwise specifically provided in this Agreement, all notices, requests, consents, approvals, agreements or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered in one of the following means: (a) by hand; (b) by facsimile transmission to those Parties with fax numbers indicated below (with subsequent written confirmation by another means in compliance with this
Section 17); (c) by registered or certified mail, first class postage prepaid, return receipt requested; or (d) by nationally recognized overnight courier, addressed to the respective addresses of the Parties as follows:

  If to Alfa, Ty-Breakers or Contact:      With a Copy To:
  -----------------------------------      ---------------

       Alfa International Corp., or        Simone V. Palazzolo, Esq.
       Ty-Breakers Corp., or               c/o Actrade
       Contact Sports, Inc.                7 Penn Plaza, Room 422
       107 Industrial Drive                Room 422
       Jersey City, NJ  07305              New York, NY 10001
       Fax: (201) 332-0100                 Fax: (212) 563-1036
       Conf:(201) 332-2200                 Conf:(212) 563-3271

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  If to B&G:
  ---------
       B&G Consulting Corp.
       100 St. Mary's Avenue
       3rd Floor
       Staten Island, N.Y. 10305
       Fax: (718) 442-8861
       Conf:(718) 442-9779
or to such other address as any Party shall designate for himself or itself by notice to the other Parties given in accordance herewith. Any such notice or other communication shall be deemed to have been given or made (i) upon delivery, if delivered personally, (ii) one
(1) business day after transmission, if delivered by facsimile transmission during normal business hours, (iii) three (3) business days after mailing, if mailed, or (iv) one (1) business day after delivery to the courier, if delivered by overnight courier service.

     18. The invalidity or un-enforceability of any provision of this Agreement shall not affect or limit the validity or enforceability of any other provision hereof and any such invalid or unenforceable provision shall be construed or deemed amended by the Parties only to the extent necessary to make it valid and enforceable.

     19. No delay or omission by the Companies in enforcing any right under this Agreement with respect to the Proprietary Information shall operate as a waiver of such right. Any such waiver in order to be effective must be in writing. B&G acknowledges that monetary damages may be inadequate to compensate the Companies for any violation by B&G of its confidentiality obligations with respect to the Proprietary Information hereunder and that the Companies may seek equitable or injunctive relief in order to prevent or prohibit any threatened or continuing violation of the confidentiality of the Proprietary Information disclosed subject to this Agreement.

     20. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance written approval thereof by Alfa.

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

B&G Consulting Corp.                       Alfa International Corp.
a  New York corporation                    a  New Jersey corporation

By:____________________                    By:______________________
     Gary Todd                                 Frank J. Drohan
     President                                 President

Ty-Breakers Corp.                          Contact Sports, Inc
a New York corporation                     a New York corporation

By:_______________________                 By:________________________
    Frank J. Drohan                            Charles P. Kuczynski
    President                                  Vice-President & Secretary
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